UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 30, 2018

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2018, Bonanza Creek Energy, Inc. (the “Company”) announced Eric Greager as the new President and Chief Executive Officer of the Company, effective April 11, 2018, reporting to the Board of Directors of the Company (the “Board”). He will succeed R. Seth Bullock, a managing director of Alvarez & Marsal, who has served as the Company’s interim Chief Executive Officer since June 2017.

Mr. Greager, 47, previously served as a Vice President and General Manager at Encana Oil & Gas (USA) Inc. Mr. Greager joined Encana in 2006, and served in various management and executive positions, including as a member of the boards of directors of Encana Procurement Inc. and Encana Oil & Gas (USA) Inc. Mr. Greager currently serves on the board of trustees of the Texas Parks and Wildlife Foundation and previously served on the board of directors of Western Energy Alliance and the board of managers of Hunter Ridge Energy Services. Mr. Greager received his Master’s Degree in Economics from the University of Oklahoma and his Bachelor’s Degree in Engineering from the Colorado School of Mines. Mr. Greager’s 20 years of management experience, and exposure to both the operating and technical aspects of the oil and gas industry, has led the Board to conclude that he has the expertise necessary to serve as the new President and Chief Executive Officer of the Company.

In connection with his appointment, the Company and Mr. Greager have entered into an employment agreement (the “Employment Agreement”) providing the following compensation terms: a base salary of $500,000 per year, eligibility to participate in the Company’s 2017 Long Term Incentive Program (“LTIP”) with a target award equal to 300% of his base salary, the Short Term Incentive Program with a target award equal to 100% of his base salary, and the Executive Change in Control and Severance Plan (the “Severance Plan”), providing severance payments and benefits further described below. In addition, upon the commencement of Mr. Greager’s employment with us, he will be granted an award of restricted stock units, with a grant-date fair value equal to $4,000,000, to compensate Mr. Greager for forfeited equity compensation from his former employer (the “Inducement RSUs”). The Inducement RSUs will vest in 20% increments on each of the first through fifth anniversaries of the grant date, subject to Mr. Greager’s continued employment with the Company through such date; and will vest in full upon certain qualifying terminations of employment. Mr. Greager is also eligible to participate in the Company’s employee benefit plans as in effect from time-to-time on the same basis as generally made available to other senior executives of the Company.

The Severance Plan provides for certain payments and benefits in the event of a termination of Mr. Greager’s employment by the Company other than for “Cause” or by Mr. Greager for “Good Reason” (each, as defined in the Severance Plan). In the event of a termination other than for Cause and not in connection with a “Change in Control” (as defined in the Severance Plan) of the Company, Mr. Greager will be eligible to receive (a) a payment equal to 200% of the sum of his base salary plus the greater of either (i) his target annual bonus in the year of termination or (ii) the average of his annual bonuses earned in the two full calendar years prior to termination, (b) accelerated vesting of a pro-rata portion of any then-outstanding performance-based LTIP awards (calculated by assuming target performance metrics are achieved), and (c) continued participation in the Company’s health and welfare plans at active employee rates for 24 months following termination. In the event of a termination for Good Reason, Mr. Greager will be eligible to receive (a) a payment equal to 100% of the sum of his base salary plus the greater of either (i) his target annual bonus in the year of termination or (ii) the average of his annual bonuses earned in the two full calendar years prior to termination and (b) continued participation in the Company’s health and welfare plans at active employee rates for 12 months following termination. If, within the 12-month period following a Change in Control of the Company, Mr. Greager’s employment is terminated by the Company other than for Cause or Mr. Greager terminates his employment for Good Reason, he would be eligible to receive (a) a payment equal to 200% of the sum of his base salary plus the greater of either (i) his target annual bonus in the year of termination or (ii) the average of his annual bonuses earned in the two full calendar years prior to termination, (b) accelerated vesting of all then-outstanding LTIP awards (calculated by assuming target performance metrics are achieved), and (c) continued participation in the Company’s health and welfare plans at active employee rates for 24 months following termination.

Mr. Greager’s receipt of the Severance Plan payments and benefits is contingent upon execution and non-revocation of a general release of all claims against the Company and its affiliates and continued compliance with the restrictive covenants described in the following paragraph.

The Employment Agreement also contains customary restrictions with respect to the disclosure and use of the Company’s confidential information, and customary assignment of ownership to the Company of work product or inventions developed or conceived by Mr. Greager while employed with the Company. In addition, during the term of his employment and for a period following Mr. Greager’s termination of employment equal to 12 months multiplied by the multiple of base salary provided under the Severance Plan, Mr. Greager has agreed not to (a) perform services on behalf of a competing business which was the same or similar to the types services he was authorized, conducted, offered or provided to the Company, (b) solicit, induce, or hire any of the Company’s employees or independent contractors to terminate their employment with the Company, (c) solicit any suppliers or vendors to discontinue or curtail a business relationship with the Company, or (d) disparage the Company or its affiliates.

The description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 7.01                                           Regulation FD Disclosure.

On April 5, 2018, the Company issued a press release with respect to the management changes described in Item 5.02 of this Current Report on Form 8-K. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                                           Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Employment Agreement between the Company and Eric Greager, dated March 30, 2018.
99.1	Press release issued April 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: April 5, 2018	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Secretary